EXHIBIT 99.1

For additional information, contact:

Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com

On the Internet: www.cavco.com

News Release

      FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES, INC. REPORTS FIRST QUARTER RESULTS

PHOENIX, AZ — (July 21, 2003) – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for its first quarter ended June 30, 2003. Effective June 30, 2003, all of the outstanding stock of Cavco was distributed as a tax-free dividend to Centex Corporation shareholders of record on June 12, 2003. Centex stockholders received 0.05 shares of Cavco common stock for each Centex share held on that date. The total number of Cavco shares distributed was 3,091,399.

     Net sales for the first quarter of fiscal 2004 were $29,515,000 compared with $26,207,000 in the year earlier period. Net income was $1,570,000 for the first quarter this year compared with $475,000 a year ago.

     Income from continuing operations was $1,643,000 for the first quarter this year compared with $1,487,000 for the first quarter last year. Assuming a proforma income tax provision using an estimated effective tax rate of 40%, proforma income from continuing operations after tax was $986,000 for the first quarter compared with $892,000 for the same period last year. On a per-share basis, incorporating the number of shares distributed by Centex, proforma net income per share from continuing operations after tax was $0.32 for the first quarter of fiscal year 2004 versus $0.29 for the quarter ended June 30, 2002.

     Commenting on the results, Joseph Stegmayer, President and Chief Executive Officer, said, “We are pleased with our first quarter operating results. Faced with challenging industry conditions, we increased sales nearly 13 percent and improved income from continuing operations in excess of 10 percent while absorbing incremental costs related to being a new public company. As a stand-alone public company, we believe that we are well positioned to contend with the current weak industry environment and to continue the progress of our ongoing operations.”

     Cavco Industries, Inc., headquartered in Phoenix, Arizona, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. Cavco is also the largest producer of park model homes in the United States.

     Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry; competition, our ability to maintain relationships with retailers, availability of raw materials and our lack of recent operating history as an independent public company, together will all of the other risks described in our filing with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS1

		Unaudited
	March 31,	June 30,
	2003	2003

	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$—	$18,159
Restricted cash	2,275	2,508
Accounts receivable	5,264	5,962
Inventories	6,861	7,007
Prepaid expenses and other current assets	640	468
Deferred income taxes	—	5,600
Receivable from Centex	12,224	—
Retail assets held for sale	7,841	7,351

Total current assets	35,105	47,055

Property, plant and equipment, at cost:
Land	2,330	2,330
Buildings and improvements	4,914	4,901
Machinery and equipment	6,458	6,499

	13,702	13,730
Accumulated depreciation	(4,541)	(4,846)

	9,161	8,884

Goodwill	67,346	67,346

Total assets	$111,612	$123,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,250	$5,493
Accrued liabilities	16,016	17,039
Payable to Centex	—	987

Total current liabilities	19,266	23,519

Deferred income taxes		6,300
Commitments and contingencies
Stockholders’ equity
Preferred Stock, $.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common Stock, $.01 par value; Authorized 10,000,000 shares;
Outstanding 3,091,399 (proforma March 31, 2003) and
3,146,495 (June 30, 2003) shares, respectively	31	31
Additional paid-in capital	120,030	120,330
Unamortized value of restricted stock	—	(750)
Accumulated deficit	(27,715)	(26,145)

Total stockholders’ equity	92,346	93,466

Total liabilities and stockholders’ equity	$111,612	$123,285

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CAVCO INDUSTRIES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	Three Months Ended June 30,

	2002	2003

	(Dollars in thousands)
Net sales
Manufacturing	$25,424	$28,621
Retail	4,008	4,029
Less: Intercompany	(3,225)	(3,135)

Total net sales	26,207	29,515
Cost of sales	21,527	24,214

Gross profit	4,680	5,301
Selling, general and administrative expenses	3,084	3,685

Income from operations	1,596	1,616
Interest income (expense)	(109)	27

Income from continuing operations	1,487	1,643
Discontinued operations:
Loss from discontinued manufacturing operations	(254)
Loss from discontinued retail operations	(758)	(73)

Net income	$475	$1,570

Proforma financial information:
Income from continuing operations	$1,487	$1,643
Proforma income tax expense	(595)	(657)

Proforma income before discontinued operations	$892	$986

Proforma loss from discontinued operations, net of proforma taxes	$(607)	$(44)

Proforma net income	$285	$942

Proforma net income (loss) per share:
Continuing operations (basic and diluted)	$0.29	$0.32
Discontinued operations (basic and diluted)	$(0.20)	$(0.01)
Net income (basic and diluted)	$0.09	$0.31
Proforma weighted average shares outstanding (basic and diluted)	3,091,399	3,091,550
Other Operating Data — Continuing Operations
Floor shipments — manufacturing	1,419	1,519

Home shipments — manufacturing	812	884

Home shipments — retail	78	52

Capital expenditures	$76	$27

Depreciation	$296	$304

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[1] Effective June 30, 2003, Cavco Industries, LLC (“Cavco LLC”) was merged into Cavco Industries, Inc. (“Cavco Inc.”) and 100% of the outstanding shares of common stock of Cavco Inc. were distributed to the stockholders of Centex Corporation (“Centex”), Cavco LLC’s parent company. Subsequent to this distribution, Cavco Inc. is a separate public company. The stockholders’ equity section of the balance sheet has been presented assuming the merger of Cavco LLC into Cavco Inc. had occurred as of March 31, 2003 and 3,091,399 shares of common stock of Cavco Inc. were issued and outstanding.

Prior to June 30, 2003, Cavco LLC was incorporated into the consolidated Federal income tax returns of Centex. Therefore, income taxes are not provided for prior to June 30, 2003. Proforma income tax expense is calculated assuming a 40% effective tax rate. In anticipation of the distribution described above, proforma tax amounts have been presented on the face of the statement of operations as if Cavco Inc. was a stand-alone taxable entity. As a stand-alone taxable entity, the deferred taxes associated with its assets and liabilities have been allocated to Cavco Inc. by Centex and recorded in its financial statements.

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